UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2006

SonomaWest Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-01912	94-1069729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2064 Highway 116 North Sebastopol, California	95472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 824-2534

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01:  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On November 16, 2006, Grant Thornton LLP (“Grant Thornton”) notified SonomaWest Holdings, Inc. (the “Company”) of its resignation as the Company’s independent registered public accounting firm.

The reports of Grant Thornton on the financial statements of the Company as of and for the fiscal years ended June 30, 2005 and 2006 contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the fiscal years ended June 30, 2005 and 2006, and during the subsequent interim period that began on July 1, 2006 and ended on November 16, 2006, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if they had occurred and not been resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to such disagreements in their reports on the financial statements for such years; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton with a copy of the foregoing disclosures. Grant Thornton has furnished the Company with a letter addressed to the SEC stating whether or not Grant Thornton agrees with the above statements. A copy of that letter is attached hereto as an exhibit.

The decision to change independent registered public accounting firms was not recommended or approved by the Audit Committee or the Board of Directors of the Company. The Audit Committee has initiated the process of selecting a new independent registered public accounting firm.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Exhibits.

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated November 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMAWEST HOLDINGS, INC.

Date: November 17, 2006	By:	/s/ Walker R. Stapleton
Walker R. Stapleton
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter from Grant Thornton to the Securities and Exchange Commission dated November 16, 2006